UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2012 hhgregg, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33600

Delaware	20-8819207
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4151 East 96th Street

Indianapolis, Indiana 46240

(Address of principal executive offices, including zip code)

(317) 848-8710

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information called for by this item is contained in Item 5.02, which is incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 15, 2012 the Boards of Directors of hhgregg, Inc. (“hhgregg”) and Gregg Appliances, Inc. (“Gregg Appliances” and, together with hhgregg, the “Company”) announced the appointment of Douglas T. Moore as Chief Merchandising and Marketing Officer. Reporting to Mr. Moore will be the Company’s merchandising, marketing and digital services departments. Mr. Moore will report directly to Dennis L. May, the Company’s CEO. Mr. Moore has over 20 years of retail experience, including merchandising, store operations, supply chain, sourcing and human resource planning.

Prior to joining hhgregg, Mr. Moore served as Vice President of Operations at Safelite Group. From 2007 to 2010, Mr. Moore served in the roles of Senior Vice President, President-Appliances (2008-2010) and Senior Vice President, Hardlines-Merchandising (2007-2008) at Sears Holding Corporation. Prior to 2007, Mr. Moore served for 17 years as a senior executive for Circuit City Stores, Inc., with his last position as Executive Vice President, Chief Merchandising Officer.

On February 15, 2012, the Company entered into an employment agreement with Mr. Moore. The employment agreement provides that Mr. Moore’s base salary and annual cash incentive award shall be determined by mutual agreement between the Company and Mr. Moore and subsequently may be adjusted from time to time by the Company. In addition, Mr. Moore is entitled to participate in the Company’s benefit and welfare plans that are generally available to other employees. Pursuant to the terms of the employment agreement, if Mr. Moore (i) is terminated by the Company without “cause” (as defined in the employment agreement), regardless of whether such termination occurs within 12 months after a change of control (as defined in the employment agreement), or (ii) voluntarily resigns within 12 months of a change of control of the Company following a material diminution in Mr. Moore’s base compensation or authority, duties or responsibilities in effect prior to the change of control, or a material change in the geographic location at which Mr. Moore is assigned to perform his duties from prior to the change of control, then Mr. Moore will receive severance equal to 12 months of his base salary paid ratably over a 12-month period consistent with customary payroll practices. In addition, Mr. Moore shall receive a lump sum stipend equal to 167% of the product of 12 times the monthly COBRA premium that corresponds to the health, dental and vision coverage that he had in effect at the time of termination paid ratably over the same 12-month period.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

hhgregg, Inc.

Date: February 17, 2012	By:	/s/ Jeremy J. Aguilar
Jeremy J. Aguilar
Chief Financial Officer